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                                                                    EXHIBIT 99.4


         Contact: David E. Grose, CFO                    FOR IMMEDIATE RELEASE
         Phone: (405)840-9550 ext. 204                   February 26, 1999

                       BAYARD DRILLING TECHNOLOGIES, INC.
                   REPORTS FOURTH QUARTER AND YEAR END RESULTS

Oklahoma City, Oklahoma (February 26, 1999) - Bayard Drilling Technologies, Inc. reported today a net loss for the quarter ended December 31, 1998 of $6.3 million or $.35 per share (diluted) on revenues of $14.3 million, compared with net income of $1.3 million or $.08 per share (diluted) on revenues of $22.5 million for the quarter ended December 31, 1997. This decrease is due to the decline in rig utilization to 35% in the fourth quarter of 1998 compared to 88% in the fourth quarter of 1997 as well as a one time non-recurring charge of $730,000 for costs related to the proposed merger of Bayard with Nabors Industries, Inc.

For the year ended December 31, 1998 Bayard reported a net loss (before an extraordinary loss) of $5.2 million or $.29 per share (diluted) on revenues of $79.1 million, compared with net income of $1.9 million or $.17 per share (diluted) on revenues of $55.7 million for the year ended December 31, 1997.

The Company recorded an extraordinary loss of $338,000 during the second quarter for the year ended December 31, 1998 relating to the early extinguishment of certain subordinate debt and from the payment on term notes using proceeds from the Company's initial public offering completed in November 1997. After reflecting the extraordinary loss, Bayard's loss was $5.6 million or $.31 per share (diluted) for the year ended December 31, 1998.

Contract drilling revenues declined 37% during the fourth quarter of 1998 to $14.3 million from $22.5 million in the fourth quarter of 1997 and rose 42% during the year ended December 31, 1998 to $79.1 million from $55.7 million for 1997. The decrease in fourth quarter drilling revenues results from the decline in rig utilization rates to 35% during the fourth quarter of 1998 from 88% for the comparative period in 1997. The increase in drilling revenues for the year ended December 31, 1998 reflects the growth of the Company's contract drilling rig fleet and increases in the average revenue per day. Rig utilization declined to 56% for the year ended December 31, 1998 compared to 93% for 1997. Direct operating costs were 81% of contract drilling revenues for the year ended December 31, 1998 as compared to 73% in 1997.

As previously reported, the Company's operating results are substantially affected by industry conditions such as the levels and volatility of market prices of oil and gas. In recent months, the market prices of oil and gas have decreased significantly, which has significantly affected demand for land drilling rigs. These developments have adversely affected the Company's results and may continue to impact results in future periods. The historical financial results presented in this press release include periods in which the size of the Company's contract drilling fleet as well as the level of its expenditures for acquiring, refurbishing and placing into service additional rigs varied significantly. Accordingly, the Company does not believe that results of prior periods necessarily provide a suitable basis of comparison.

Bayard Drilling Technologies, Inc. is a leading provider of domestic land-based drilling services to major and independent oil and gas companies in the Mid-Continent, Gulf Coast and South Texas regions. The common stock of Bayard Drilling is listed on the American Stock Exchange (BDI). As previously announced, Bayard has entered into an agreement with Nabors Industries, Inc. which provides for the merger of Bayard with a subsidiary of Nabors. For further information, please contact David Grose, 405-840-9550 ext. 204 or to request Investor Materials, 405-840-9550 ext. 208.

Statements made in this press release that state the Company's or management intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.



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In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, industry conditions, integration of acquisitions, demand for oil and gas, and ability to retain management and experienced personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC. The Company disclaims any intention or obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.


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                        BAYARD DRILLING TECHNOLOGIES, INC
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                           Quarter Ended               Year Ended
                                            December 31                December 31
                                        1997          1998          1997          1998
                                      --------      --------      --------      --------
Revenues                              $ 22,533      $ 14,270      $ 55,747      $ 79,072

Operating Income (Loss)                  2,362        (7,480)        5,231        (3,851)

Other Income(Expense):
     Interest Expense                      893         2,979         3,065         6,371
     Interest Income/Other                 802           534         1,178         2,098

Income (Loss) Before Income Taxes        2,271        (9,925)        3,344        (8,124)

Income Taxes (Benefit) - Deferred        1,019        (3,638)        1,428        (2,880)

Net Income (Loss) Before
     Extraordinary Item                  1,252        (6,287)        1,916        (5,244)

Earnings (Loss) per Share Before
     Extraordinary Item:
          Basic                            .08          (.35)          .21          (.29)
          Diluted                          .08          (.35)          .17          (.29)

Extraordinary Loss                      (4,002)           --        (4,002)         (338)

Net Income (Loss)                       (2,750)       (6,287)       (2,086)       (5,582)

Earnings (Loss) per Share:
          Basic                           (.17)         (.35)         (.23)         (.31)
          Diluted                         (.17)         (.35)         (.18)         (.31)

Operating Expenses:
     Direct Costs                       16,459        15,802        40,705        64,249
     General & Administrative              687         1,938         1,868         4,312
     Depreciation & Amortization         3,025         4,010         7,943        14,362

Weighted Average Number of
     Shares Outstanding:
          Basic                         16,053        18,194         9,064        18,191
          Diluted                       16,653        18,194        11,500        18,191



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                       BAYARD DRILLING TECHNOLOGIES, INC.

                           Consolidated Balance Sheets

                                                   December 31,
                                                1997         1998
                                              --------     --------
Current Assets                                $ 70,211     $ 17,191
Property & Equipment, Net                      155,673      285,316
Other Assets                                    14,604       15,833
                                              --------     --------
Total Assets                                  $240,488     $318,340
                                              ========     ========

Current Liabilities                           $ 21,257     $ 20,998
Senior Long-Term Debt
      Less Current Maturities                   23,069       11,683
Subordinated Notes & Other                       4,146        2,207
Deferred Income Taxes                           13,554       10,448
Notes Payable, 11% Senior Notes                     --      100,000
Stockholders' Equity                           178,462      173,004
                                              --------     --------
Total Liabilities and Stockholders Equity     $240,488     $318,340
                                              ========     ========



                                      -End-